Exhibit 10.2

DATED

THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD

and

BLUE WATER VACCINES

AMENDMENT AGREEMENT

relating to BWV Influenza Vaccine

THIS AMENDMENT AGREEMENT is made on                                         2022 BETWEEN:

(1)	THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD, whose administrative office is at University Offices, Wellington Square, Oxford, OX1 2JD, United Kingdom (the “University”); and

(2)	BLUE WATER VACCINE, a company whose registered office is at 1013 Centre Rd, Suite 403-B New Castle Wilmington, Delaware, 19805 (the “Sponsor”),

each a “Party” and collectively the “Parties”.

BACKGROUND

(A)	The parties entered into an agreement on 19th December 2019 to sponsor a research project on BWV Influenza Vaccine (the “Original Agreement”)

(B)	The parties have agreed to amend the Original Agreement as set out in this agreement to extend the Project Period by 18 months and increase the funding by £53,500.

(C)	This agreement is supplemental to the Original Agreement

IN CONSIDERATION OF the mutual understandings contained in this agreement, the parties agree as follows:

NOW IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	All terms and expressions in this agreement shall have the same meaning as that given to them in the Original Agreement.

1.2	The rules of interpretation of the Original Agreement shall apply to this agreement as if set out in this agreement save that references in the Original Agreement to ‘this Agreement’ shall be construed as references to this agreement.

1.3	Unless the context otherwise requires, references in the Original Agreement to “this agreement” shall be to the Original Agreement as amended by this agreement.

2.	AMENDMENTS TO THE ORIGINAL AGREEMENT

2.1	The Original Agreement shall be amended with effect on and from the Effective Date.

2.2	Clause 2.1 is deleted and replaced with:

“The Project will begin on the Project Start Date and shall continue until 31st June 2024 or until any later date agreed by the Parties in writing, or until this Agreement is terminated in accordance with its provisions (the “Project Period”). An additional 12 months extension may be granted by the Sponsor upon a review by the Sponsor by 31st March 2024, and as agreed by the Parties.”

2.3	The following paragraph is added to Schedule 2:

The Sponsor shall pay an additional £53,500 to University within 30 days of full execution of this Amendment Agreement. The sum is exclusive of VAT, if applicable.

3.	CONTINUITY

3.1	The provisions of the Original Agreement shall, save as amended in this agreement, continue in full force and effect, and shall be read and construed as one document with this agreement.

4.	MISCELLANEOUS

4.1	This agreement may be executed and delivered in any number of counterparts, each of which is an original and which, together, have the same effect as if each party had signed the same document.

5.	GOVERNING LAW AND JURISDICTION

5.1	This Agreement shall be governed by English Law and the English Courts shall have exclusive jurisdiction to deal with any dispute which may arise out of or in connection with this Agreement.

IN WITNESS of this Agreement, the Parties have executed this Agreement through their duly authorised representatives.

SIGNED for and on behalf of THE		)
CHANCELLOR MASTERS AND		)
SCHOLARS OF THE UNIVERSITY OF		)
OXFORD		)
/s/ Ana Serra Barros
Name:	Ana Serra Barros
Title:	Research Contracts Lead
Date:	16 May 2022

SIGNED for and on behalf of BLUE		)
WATER VACCINES		)	/s/ Joseph Hernandez

Name:	JOSEPH HERNANDEZ
Title:	CEO
Date:	5/16/2022